LIMITED POWER OF ATTORNEY

I, Amit Banati hereby constitute and appoint
ROBERT K. BIGGART and ANGELA M. PLA, with full
powers of substitution or revocation, to serve
as my Attorneys-In-Fact and Agents to exercise
the powers and discretions set forth below:

1. To execute on my behalf any and all Securities
and Exchange Commission ("SEC") (i) Forms 3, 4
and 5 in accordance with Section 16 of the
Securities Exchange Act of 1934, as amended (the
"Exchange Act"), and the rules thereunder,
relating to the disclosure of my beneficial
ownership of securities in Fortune Brands Home
& Security, Inc. (the "Company") and (ii) Forms
144 in accordance with the Securities Act of
1933, as amended (the "Securities Act"), and the
rules thereunder, relating to my transactions in
the securities of the Company; and

2. Do and perform any and all acts for and on
behalf of the undersigned which may be necessary
or desirable to complete and execute any such
Form 3, 4, 5 or Form 144 and timely file such
form with the SEC and any stock exchange or
similar authority and take any other action of
any type whatsoever in connection with the
foregoing which, in the opinion of such attorneys-
in-fact, may be of benefit to, in the best
interest of, or legally required by, the
undersigned.

The undersigned hereby grants to each such
attorneys-in-fact full power and authority to do
and perform any and every act and thing
whatsoever requisite, necessary, or proper to be
done in the exercise of any of the rights and
powers herein granted, as fully to all intents
and purposes as the undersigned might or could do
if personally present, with full power of
substitution or revocation, hereby ratifying and
confirming all that such attorneys-in-fact shall
lawfully do or cause to be done by virtue of this
Power of Attorney and the rights and powers
herein granted. The undersigned acknowledges that
the foregoing attorneys-in-fact, in serving in
such capacity at the request of the undersigned,
are not assuming, nor is the Company assuming, any
of the undersigned's responsibilities to comply
with Section 16 of the Securities Exchange Act or
Rule 144 of the Securities Act.

This Power of Attorney shall at all times be
binding with respect to all actions taken by the
attorneys-in-fact in accordance with the terms of
this Power of Attorney. The powers granted by
this Power of Attorney shall begin on September
21, 2020 and shall continue in full force and
effect until the undersigned is no longer
required to file Section 16 Reports with respect
to the equity securities of the Company, unless
earlier revoked by the undersigned in a signed
writing delivered to the foregoing
attorneys-in-fact.

I, Amit Banati executed this Limited Power of
Attorney on this 24th day of August, 2020.

/s/ Amit Banati
Amit Banati